Exhibit 5.1

              OPINION OF TROOP STEUBER PASICH REDDICK & TOBEY, LLP


August 24, 2000


Dental/Medical Diagnostic Systems, Inc.
6416 Variel Avenue
Woodland Hills, CA 91367

Ladies/Gentlemen:

           At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by Dental/Medical Diagnostic Systems, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 1,861,861 shares of Common Stock (the "Shares") of the Company issued July 21, 2000 or to be issued upon exercise of outstanding Warrants (the "Warrants").

           We are of the opinion that the Shares have been duly authorized and upon issuance pursuant to the terms of the Warrants, the Shares will be validly issued, fully paid and non-assessable.

           We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof.


           Respectfully submitted,
           /S/ TROOP STEUBER PASICH REDDICK & TOBEY, LLP
           Troop Steuber Pasich Reddick & Tobey, LLP


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